EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
     -------------------------------------------------------------------
     4/1/96 (beginning of Quarter)                             2,446,729
     6/30/96 (end of Quarter)                                  2,446,729
                                                               ---------
     Weighted Average                                          2,446,729
                                                               _________
     Net Loss                                                  (768,579)
                                                               _________
     Loss/share                                                   (0.31)